                                                                Exhibit (n)

 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 2 to the Registration Statement (Form N-6 No. 333-144272) pertaining to Lincoln Life Flexible Premium Variable Life Account JF-A, and to the use therein of our reports dated (a) March 18, 2009, with respect to the consolidated financial statements of The Lincoln National Life Insurance Company and (b) March 20, 2009, with respect to the financial statements of Lincoln Life Flexible Premium Variable Life Account JF-A.

/s/ Ernst & Young, LLP

Philadelphia, Pennsylvania
April 20, 2009